UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 31, 2011
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-10351 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
Suite 500, 122 – 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
(306) 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (an “Order”) issued by the federal Mine Safety and Health Administration (“MSHA”).
     On March 31, 2011, PCS Phosphate Company, Inc. (“PCS Phosphate”), an indirect wholly-owned subsidiary of Potash Corporation of Saskatchewan Inc., received an Order by MSHA stating that, among other things, a miner at the Company’s Lee Creek mine in Aurora, North Carolina was observed walking on the flat bed of a boom truck and that railings were not provided nor was fall protection/fall prevention being utilized. Posts with two sets of chains were installed and secured on the flat bed of the boom truck, which caused termination of the Order.
     In addition, on April 2, 2011, the Company received an Order by MSHA stating that, among other things, an excavator at the Company’s Lee Creek mine was observed loading haul trucks from the top of an approximate 18-foot high rock stock pile without a berm or guard rail. The operator made a plan to remove the excavator from the top of the rock pile, and the Order was modified to allow the operator to safely remove the excavator from the stock pile. The excavator was removed from the rock stock pile, which caused termination of the Order.
     The conditions cited in the Orders referred to above did not result in an accident or injury and had no material adverse impact on the Company’s operations at the Lee Creek mine.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph Podwika
	Name:	Joseph Podwika
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  April 18, 2011